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                                                                     EXHIBIT 3.7


AMENDMENT TO ARTICLE II, SECTION 9, PARA. 3 OF THE BY-LAWS
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 To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty days nor more than ninety days prior to the anniversary date on which the Corporation first mailed its proxy materials for the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty days before or after the anniversary date of the immediately preceding annual meeting of stockholders, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which the Corporation first mailed its proxy materials for such annual meeting or such public disclosure of the date of the annual meeting was made, whichever occurs first.

AMENDMENT TO ARTICLE III, SECTION 2, PARA. 3
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 To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation (a) in the case of an annual meeting, not less than sixty days nor more than ninety days prior to the anniversary date on which the Corporation first mailed its proxy materials for the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty days before or after the anniversary date of the immediately preceding annual meeting of stockholders, notice by the stockholders in order to be timely must be so received not later than the close of business on the tenth day following the day on which the Corporation first mailed its proxy materials for such annual meeting or such public disclosure of the date of the annual meeting was made, whichever occurs first; and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which the Corporation first mailed its proxy materials for such special meeting or public disclosure of the date of the special meeting was made, whichever occurs first.